EXHIBIT 10.1

SECOND MODIFICATION TO BUSINESS LOAN AGREEMENT

AND ADDENDUM A

This Second Modification to Business Loan Agreement and Addendum A (this “Modification”) is entered into by and between OVERLAND STORAGE, INC. (“Borrower”) and COMERICA BANK-CALIFORNIA (“Bank”) as of this 10th day of September 2003, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Business Loan Agreement and Addendum A dated November 28, 2001, which was subsequently amended pursuant to that certain Modification agreement dated August 13, 2002.  The Business Loan Agreement and each modification shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.                                       Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.                                       Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A.                                   Section 1 of Addendum A to Business Loan Agreement is hereby deleted in its entirety and replaced with the following:

1.                                       Definitions Relating to Financial Covenants.

Cash Flow as used in this Agreement means for any applicable period of determination, the net income (as later defined) (after deduction for income taxes and other taxes of Borrower or its subsidiaries, determined by reference to income or profits of Borrower or its subsidiaries) for such period, plus, to the extent deducted in computation of such net income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP.

Cash Flow Coverage Ratio as used in this Agreement means, as of any applicable date of determination, Earnings Before Interest Taxes Amortization Depreciation and Amortization (EBITDA), minus unfunded capital expenditures, minus tax expense, divided by current portion of long term debt, plus interest expense calculated on an annualized basis.

Current Assets as used in this Agreement means, as of any applicable date of determination, all unrestricted cash, CD’s or marketable securities, non-affiliated accounts receivable, United States Government securities and/or claims against the United States Government, and inventories (held for sale in the ordinary course of business) of Borrower and its subsidiaries.

Current Liabilities as used in this Agreement means, as of any applicable date of determination,   (i) all liabilities of Borrower or its subsidiaries that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement, the Note and/or the Loan Documents classified as current, plus (ii) to the extent not otherwise included, all liabilities of Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies), whether or not classified as current in accordance with GAAP unless same shall be the long term portion of Subordinated Debt (as defined below).

Current Ratio as used in this Agreement means, as of an applicable date of determination, Current Assets divided by Current Liabilities.

Debt shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP excepting such liabilities as shall be Subordinated Debt (as defined below).

Net Income shall mean the net income (or loss) of a person for any period determined in accordance with GAAP but, however, excluding:

1

(a)                                  any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

(b)                                 in the case of the Borrower, net earnings of any person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

Quick Assets as used in this Agreement means, as of any applicable date of determination, unrestricted cash, CD’s or marketable securities and net accounts receivable arising from the sale of goods and services, and United States Government securities and/or claims against the United States Government of Borrower and its subsidiaries.

Quick Ratio as used in this Agreement means, as of an applicable date of determination, Quick Assets divided by Current Liabilities, excluding subordinated debt.

Tangible Effective Net Worth as used in this Agreement means Tangible Net Worth as of any applicable date of determination, increased by the long term portion of Subordinated Debt (as defined below), if any, of Borrower or its subsidiaries and decreased by the following:  Subscription lists, organization expenses, trade accounts receivable converted to notes, and money due to Borrower or its subsidiaries from affiliates (including officers, directors, subsidiaries and commonly held companies).

Tangible Net Worth as used in this Agreement means, as of any applicable date of determination, the excess of:

(a)                                  the net book value of all assets of Borrower and its subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), minus

(b)                                 all Total Liabilities of Borrower and its subsidiaries and any amounts due from the Borrower’s stockholders, officers and affilates.

Total Liabilities as used in this Agreement means, as of any applicable date, the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of Borrower or its subsidiaries, including, without limitation, (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of Borrower or its subsidiaries, including, without limitation, any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

Total Liabilities to Tangible Effective Net Worth Ratio means, as of any applicable date, Total Liabilities divided by Tangible Effective Net Worth.

Subordinated Debt as used in this Agreement means indebtedness of Borrower to third parties which has been subordinated to all Indebtedness owing by Borrower to Bank pursuant to a subordination agreement in form and content satisfactory to Bank.

3.                                       Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.  The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

4.                                       Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

OVERLAND STORAGE, INC.	COMERICA BANK-CALIFORNIA

By:	By:
Title:		Richmond Boyce
Vice President-Western DIvision